Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT is made as of January 24, 2012 (this “Agreement”), among US Gold Corporation (“US Gold”), a corporation existing under the laws of the State of Colorado, McEwen Mining (Alberta) ULC (“Callco”), a corporation existing under the laws of the Province of Alberta and McEwen Mining — Minera Andes Acquisition Corp. (“Exchangeco”), a corporation existing under the laws of the Province of Alberta.

WHEREAS, in connection with an arrangement agreement dated as of September 22, 2011 (such agreement as may be amended or restated is hereinafter referred to as the “Arrangement Agreement”), by and among US Gold, Exchangeco and Minera Andes Inc., a corporation existing under the laws of the Province of Alberta (“Minera Andes”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to the holders of common shares of Minera Andes (“Minera Andes Common Shares”) pursuant to an arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act (Alberta) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement);

WHEREAS, holders of Exchangeable Shares will be entitled to require Exchangeco to redeem such Exchangeable Shares and upon such redemption each Exchangeable Share shall be exchanged by Exchangeco for one share of common stock of US Gold (“US Gold Common Stock”);

WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby US Gold will take certain actions and make certain payments and deliveries necessary to ensure that Exchangeco and Callco will be able to make certain payments and to deliver or cause to be delivered shares of US Gold Common Stock in satisfaction of the obligations of Exchangeco and/or Callco under the Share Provisions (as hereinafter defined) and this Agreement.

AND WHEREAS, pursuant to the Arrangement Agreement, US Gold, Callco and Exchangeco are required to execute a support agreement substantially in the form of this Agreement.

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Exchangeco, which Share Provisions are set out in Exhibit 1 to the Plan of Arrangement which is Exhibit “A” to the Arrangement Agreement.  The following terms shall have the following meanings:

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Special Voting Share” means the one share of Series B Special Voting Preferred Stock with no par value, issued by US Gold to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Gold Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.

1.2                               Interpretation Not Affected By Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this Agreement.

1.3                               Number, Gender, etc.

In this Agreement, unless the context otherwise requires words importing the singular number include the plural and vice versa. Words importing any gender shall include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.

1.4                               Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5                               Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in United States dollars, and “US$” refers to United States dollars and “C$” refers to Canadian dollars.

1.6                               Payments

All payments to be made hereunder will be made without interest and less any Tax required by Canadian or United States Law to be deducted and withheld.

ARTICLE 2
COVENANTS OF US GOLD AND EXCHANGECO

2.1                               Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding, US Gold will:

(a)                                  not declare or pay any dividend on the US Gold Common Stock unless

(i)                                     Exchangeco shall:

(A)                              simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”); and

(B)                                have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable Law and the terms of the Share Provisions, of any such Equivalent Dividend; or

(ii)                                  if the dividend is a stock dividend or distribution of stock, in lieu of such a dividend, Exchangeco shall:

(A)                              effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as determined in accordance with the Share Provisions) (an “Equivalent Stock Subdivision”); and

(B)                                have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)                                 advise Exchangeco sufficiently in advance of the declaration by US Gold of any dividend on US Gold Common Stock and take all such other actions as are reasonably necessary, in co-operation with Exchangeco, to ensure that:

(i)                                     the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the US Gold Common Stock; and

(ii)                                  the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend or distribution of stock, in lieu of such a dividend, on the shares of US Gold Common Stock and that such Equivalent Stock Subdivision on the Exchangeable Shares shall comply with any requirements of the stock exchange on which the Exchangeable Shares are listed;

(c)                                  ensure that the record date for determining shareholders entitled to receive any dividend declared on the US Gold Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period as may be permitted under applicable Law and the requirements of any stock exchange on which the Exchangeable Shares are listed;

(d)                                 take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Share Provisions;

(e)                                  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable Law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price in respect of each issued and outstanding Exchangeable Share held by Non-Affiliated Holders upon the delivery of a Retraction Request by a holder of any Exchangeable Shares or a redemption of Exchangeable Share by Exchangeco, including all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered shares of US Gold Common Stock to the holders of Exchangeable Shares, in accordance with the provisions of Article 6 or Article 7 of the Share Provisions, as the case may be;

(f)                                    take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Callco or US Gold, in accordance with applicable Law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco or US Gold to cause to be delivered shares of US Gold Common Stock or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be together with a cheque in respect of any cash portion of the Liquidation Call Purchase Price, Retraction Call Purchase Price,  Redemption Call Purchase Price or Change of Law Call Right, as the case may be; and

(g)                                 not (and will ensure that Callco or any of its affiliates do not) exercise its vote as a shareholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2                               Segregation of Funds

US Gold will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, once such amounts become payable under the terms of this Agreement or the Share Provisions, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and Exchangeco will use such funds,  assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding Tax obligations and for the remittance of such withholding Tax obligations.

2.3                               Reservation of US Gold Common Stock

US Gold hereby represents, warrants and covenants in favour of Exchangeco and Callco that US Gold has reserved for issuance and will, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Gold Common Stock (or other shares or securities into which US Gold Common Stock may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit each of US Gold, Callco and Exchangeco to meet its obligations under the Voting and Exchange Trust Agreement, the Share Provisions and any other security or commitment pursuant to the Arrangement with respect to which US Gold, Callco and Exchangeco may now or hereafter be required to issue and/or deliver shares of US Gold Common Stock to the Non-Affiliated Holders.

2.4                               Notification of Certain Events

In order to assist US Gold to comply with its obligations hereunder and to permit Callco or US Gold to exercise the Liquidation Call Right, Retraction Call Right, Redemption Call Right and Change of Law Call Right, as applicable, Exchangeco will notify US Gold and Callco of each of the following events at the time set forth below:

(a)                                  in the event of any determination by the board of directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)                                 promptly upon the earlier of (i) receipt by Exchangeco of notice of, and (ii) Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)                                  immediately upon receipt by Exchangeco of a Retraction Request;

(d)                                 on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)                                  promptly upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares or rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)                                    promptly, upon receiving notice of a Change of Law (as such term is defined in the Plan of Arrangement).

2.5                               Delivery of US Gold Common Stock

Upon notice from Exchangeco or Callco of any event that requires Exchangeco or Callco to cause to be delivered shares of US Gold Common Stock to any holder of Exchangeable Shares, US Gold shall, forthwith issue and deliver or cause to be delivered the requisite number of shares of US Gold Common Stock to Exchangeco or Callco, as appropriate, and Exchangeco or Callco, as the case may be, shall forthwith deliver or cause to be delivered the requisite number of shares of US Gold Common Stock to or for the benefit of the former holder of the surrendered Exchangeable Shares. All such shares of US Gold Common Stock shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance. In consideration for the issuance and delivery of each such share of US Gold Common Stock, Exchangeco or Callco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the shares of US Gold Common Stock, and US Gold shall contribute or cause to be contributed to the capital of Exchangeco or Callco, as the case may be, the cash necessary for Exchangeco or Callco, as the case may be, to effect such subscription or payment.

2.6                               Qualification of US Gold Common Stock

US Gold covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals as are necessary so that the shares of US Gold Common Stock to be issued to holders of Exchangeable Shares pursuant to the terms of the Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be issued in compliance with the applicable securities Laws in Canada and the United States and may be freely traded thereafter

(other than by reason of a holder being a “control person” of US Gold for purposes of Canadian federal, provincial or territorial securities Laws or by holders who are Affiliates of US Gold within the meaning of U.S. securities Laws). US Gold will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of US Gold Common Stock to be delivered hereunder to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding shares of US Gold Common Stock have been listed by US Gold and remain listed and are quoted or posted for trading at such time.

Notwithstanding any other provision of the Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no shares of US Gold Common Stock shall be issued (and US Gold will not be required to issue any shares of US Gold Common Stock) in connection with any liquidation, dissolution or winding-up of Exchangeco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of shares of US Gold Common Stock would not be permitted by applicable Laws.

2.7                               Economic Equivalence

So long as any Exchangeable Shares owned by Non-Affiliated Holders are outstanding:

(a)                                  US Gold will not without prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

(i)                                     issue or distribute shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to the holders of all or substantially all of the then outstanding US Gold Common Stock by way of stock dividend or other distribution, other than an issue of shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) to holders of shares of US Gold Common Stock who: (A) exercise an option to receive dividends in shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement; or

(ii)                                  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock entitling them to subscribe for or to purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock); or

(iii)                               issue or distribute to the holders of all or substantially all of the then outstanding shares of US Gold Common Stock (A) shares or securities of US Gold of any class other than US Gold Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of US Gold; or (D) assets of US Gold;

unless (x) Exchangeco is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Exchangeco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

(b)                                 US Gold will not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions:

(i)                                     subdivide, redivide or change the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock; or

(ii)                                  reduce, combine, consolidate or change the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock; or

(iii)                               reclassify or otherwise change the rights, privileges or other terms of the then outstanding shares of US Gold Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of US Gold Common Stock;

unless (x) Exchangeco is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by US Gold in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

(c)                                  US Gold will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than ten Business Days after the date on which such event is declared or announced by US Gold (with simultaneous notification thereof by US Gold to Exchangeco).

(d)                                 The board of directors of Exchangeco shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on US Gold. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of Exchangeco:

(i)                                     in the case of any stock dividend or other distribution payable in shares of US Gold Common Stock, the number of such shares issued in proportion to the number of shares of US Gold Common Stock previously outstanding;

(ii)                                  in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of US Gold Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Gold Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price, the volatility of the shares of US Gold Common Stock and the term of any such instrument;

(iii)                               in the case of the issuance or distribution of any other form of property (including any shares or securities of US Gold of any class other than shares of US Gold Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of US Gold or any assets of US Gold), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of US Gold Common Stock and the Current Market Price;

(iv)                              in the case of any subdivision, redivision or change of the then outstanding shares of US Gold Common Stock into a greater number of shares of US Gold Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of US Gold Common Stock into a lesser number of shares of US Gold Common Stock or any amalgamation, merger, reorganization or other transaction affecting the US Gold Common Stock, the effect thereof upon the then outstanding shares of US Gold Common Stock; and

(v)                                 in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares compared to holders of US Gold Common Stock (including to the extent that such consequences may differ as a result of differences between taxation Laws of Canada and the United States) except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares.

(e)                                  Exchangeco agrees that, to the extent required, upon due notice from US Gold, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the shares of US Gold Common Stock and the Exchangeable Shares as provided for in this Section 2.7.

2.8                               Tender Offers

In the event that a cash offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Gold Common Stock (an “Offer”) is proposed by US Gold or is proposed to US Gold or its shareholders and is recommended by the board of directors of US Gold, or is otherwise effected or to be effected with the consent or approval of the board of directors of US Gold, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Callco pursuant to the Redemption Call Right, US Gold and Exchangeco will use reasonable best efforts (to the extent, in the case of an Offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of US Gold Common Stock, without discrimination. Without limiting the generality of the foregoing, US Gold and Exchangeco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the right of Exchangeco to redeem, or US Gold or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a US Gold Control Transaction.

2.9                               US Gold and Affiliates Not To Vote Exchangeable Shares

US Gold and Callco each covenant and agree that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of US Gold and Callco further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares, provided however, for further clarity, that this Section 2.9 shall not in any way restrict Callco’s right to vote its common shares of Exchangeco in accordance with the Share Provisions.

2.10                        Stock Exchange Listing

US Gold covenants and agrees in favour of Exchangeco that US Gold will use its reasonable best efforts to maintain a listing of the Exchangeable Shares on the Toronto Stock Exchange or another designated stock exchange in Canada for the purposes of the Tax Act.

2.11                        Issue of Additional Shares

During the term of this Agreement, US Gold will not issue any Special Voting Shares other than the one Special Voting Share to be issued to the Trustee.

2.12                        Ownership of Outstanding Shares

Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Share Provisions, US Gold covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by Non-Affiliated Holders, US Gold will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Exchangeco and Callco.  Notwithstanding the foregoing, US Gold shall not be in violation of this Section 2.12 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of US Gold or the shares of US Gold Common Stock pursuant to any merger of US Gold pursuant to which US Gold was not the surviving corporation.

2.13                        Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including without limitation the obligations of US Gold contained in Section 2.8, shall limit the ability of US Gold (or any of its Subsidiaries (including without limitation, Callco or Exchangeco) to make ordinary market purchases of shares of US Gold Common Stock in accordance with applicable Laws and regulatory or stock exchange requirements.

2.14                        Due Performance

On and after the Effective Date, US Gold, Callco and Exchangeco shall duly and timely perform all of their obligations under the Share Provisions.

ARTICLE 3
US GOLD SUCCESSORS

3.1                               Certain Requirements in Respect of Combination, etc.

US Gold shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)                                  such other Person or continuing corporation (the “US Gold Successor”) by operation of Law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the US Gold Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such US Gold Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Gold under this Agreement; and

(b)                                 such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2                               Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the US Gold Successor and such other person that may then be the issuer of the shares of US Gold Common Stock shall possess and from time to time may exercise each and every right and power of US Gold under this Agreement in the name of US Gold or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Gold or any officers of US Gold may be done and performed with like force and effect by the directors or officers of such US Gold Successor.

3.3                               Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any direct or indirect wholly-owned Subsidiary of US Gold with or into US Gold or the winding-up, liquidation or dissolution of any direct or indirect wholly-owned Subsidiary of US Gold, provided that all of the assets of such Subsidiary are transferred to US Gold or another direct or indirect wholly-owned Subsidiary of US Gold, and any such transactions are expressly permitted by this Article 3.

3.4                               Successor Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of a US Gold Control Transaction:

(a)                                  in which US Gold merges or amalgamates with, or in which all or substantially all of the then outstanding shares of US Gold Common Stock are acquired by, one or more other corporations to which US Gold is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)                                 which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)                                  in which all or substantially all of the then outstanding shares of US Gold Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such US Gold Control Transaction, owns or controls, directly or indirectly, US Gold, then all references herein to “US Gold” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to shares of “US Gold Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the US Gold Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 8 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the US Gold Control Transaction and the US Gold Control Transaction was completed), but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4
GENERAL

4.1                               Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by Non-Affiliated Holders.

4.2                               Changes in Capital of US Gold and Exchangeco

Notwithstanding the provisions of Section 4.4 hereof, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either the shares of US Gold Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the shares of US Gold Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3                               Severability

Notwithstanding the provisions of Section 4.4 hereof, if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4                               Amendments, Modifications

Subject to Section 4.2, Section 4.3, and Section 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco, Callco and US Gold and approved by the holders of the Exchangeable Shares in accordance with Section 10.2 of the Share Provisions.

4.5                               Ministerial Amendments

Notwithstanding the provisions of Section 4.4 hereof, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)                                  adding to the covenants of any or all of the parties hereto if the board of directors of each of Exchangeco, Callco and US Gold shall be of the opinion that such additions will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole;

(b)                                 evidencing the succession of US Gold Successors and the covenants of and obligations assumed by each such US Gold Successor in accordance with the provisions of Article 3;

(c)                                  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Exchangeco, Callco and US Gold, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)                                 making such changes or corrections which, on the advice of counsel to Exchangeco, Callco and US Gold, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of Exchangeco, Callco and US Gold shall be of the opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Non-Affiliated Holders as a whole.

4.6                               Meeting to Consider Amendments

Exchangeco, at the request of US Gold, shall call a meeting or meetings of the holders of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable Laws.

4.7                               Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.8                               Assignment

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of Law or otherwise) except that Callco may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of US Gold.

4.9                               Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)                                  in the case of US Gold, to the following address:

Bay Wellington Tower

181 Bay Street

Suite 4750 - P.O. Box 792

Toronto, Ontario

M5J 2T3

Facsimile No.: (647) 258-0408

Attention:  Perry Ing

with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

Fraser Milner Casgrain LLP

Toronto-Dominion Centre

77 King Street West, Suite 400

Toronto, Ontario

M5K 0A1

Attention:  Michael Melanson

Fax:  (416) 863-4592

and a copy to, which shall not constitute notice for the purposes of this Agreement, to:

Hogan Lovells US LLP

One Tabor Centre, Suite 1500

1200 Seventeenth Street

Denver, Colorado 80202

Attention: George Hagerty

Fax: (303) 899-7333

(b)                                 in the case of Callco, to the following address:

2900 Manulife Place

10180-101 Street

Edmonton, Alberta

T5J 3V5

Facsimile No.: (780) 423-7276

Attention:  Corporate Secretary

with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

Fraser Milner Casgrain LLP

Toronto-Dominion Centre

77 King Street West, Suite 400

Toronto, Ontario

M5K 0A1

Attention:  Michael Melanson

Fax:  (416) 863-4592

(c)                                  in the case of Exchangeco, to the following address:

2900 Manulife Place

10180-101 Street

Edmonton, Alberta

T5J 3V5

Facsimile No.: (780) 423-7276

Attention:  Corporate Secretary

with a copy to, which shall not constitute notice for the purposes of this Agreement, to:

Fraser Milner Casgrain LLP

Toronto-Dominion Centre

77 King Street West, Suite 400

Toronto, Ontario

M6K 0A1

Attention:  Michael Melanson

Fax:  (416) 863-4592

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.10                        Counterparts

This Agreement may be executed in counterparts (by facsimile or otherwise), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11                        Jurisdiction

This Agreement shall be construed and enforced in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

US GOLD CORPORATION

Per:	/s/ Nils Engelstad
Name: Nils Engelstad
Title: Corporate Secretary

MCEWEN MINING (ALBERTA) ULC

Per:	/s/ Perry Ing
Name: Perry Ing
Title: Vice-President and Secretary-Treasurer

MCEWEN MINING — MINERA ANDES ACQUISITION CORP.

Per:	/s/ Perry Ing
Name: Perry Ing
Title: Vice-President and Secretary-Treasurer